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                                  EXHIBIT 23.1





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1992 Non-Employee Director's Stock Option Plan, Incentive Stock Option Plan and 1987 Supplemental Stock Plan of VeriFone, Inc. of our report dated January 19, 1996 with respect to the consolidated financial statements of VeriFone, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.






                                                               ERNST & YOUNG LLP

Palo Alto, California
July 24, 1996